UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City

Hubei Province

The People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 716-832-9196

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on Tuesday, August 20, 2013 at Henglong Conference Hall, No.1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, China.  Of the 28,043,019 shares of the Company’s common stock entitled to vote at the meeting, 20,776,321 shares, or 74.08%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2014 annual meeting of shareholders and until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Hanlin Chen	15,729,231	30,856	5,016,234
Qizhou Wu	15,730,481	29,606	5,016,234
Guangxun Xu	15,725,175	34,912	5,016,234
Robert Tung	15,730,190	29,897	5,016,234
Arthur Wong	15,725,745	34,342	5,016,234

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of PricewatershouseCoopers Zhong Tian CPAs Limited Company (renamed as PricewaterhouseCoopers Zhong Tian LLP) as the Company’s independent auditor for the fiscal year ending December 31, 2013 was ratified and approved by the following votes:

For	Against	Abstained

20,704,235	53,672	18,414

3.	Advisory (non-binding) proposal concerning the Company’s named executive compensation program

The shareholders ratified the advisory (non-binding) proposal concerning the Company’s named executive compensation program by the following votes:

For	Against	Abstained	Broker Non-Vote

15,586,982	55,283	117,822	5,016,234

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: August 21, 2013	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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